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                                                                    EXHIBIT 10.8

                            INDEMNIFICATION AGREEMENT

         This AGREEMENT is dated as of August 21, 1997 by and between Thermo Instrument Systems Inc., a Delaware corporation ("THI"), and ONIX Systems Inc., a Delaware corporation ("ONIX"). As used herein ONIX shall mean ONIX Systems Inc. and its direct and indirect wholly owned subsidiaries.

         WHEREAS, ONIX is a wholly owned subsidiary of THI;

         WHEREAS, THI has agreed to transfer to ONIX all of the Shares as that term is defined in the Stock Transfer Agreement of even date herewith between THI and ONIX (the "Stock Transfer Agreement"); and

         WHEREAS, in connection therewith, THI is willing to indemnify and hold harmless ONIX as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

         1.   INDEMNIFICATION BY THI.

              (a) THI agrees to indemnify and hold harmless ONIX from any and all claims, damages, losses (including diminution in value), liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively "Losses") incurred by ONIX relating solely to the acts or omissions, or related to conduct, of the business of the Subsidiaries as defined in the Stock Transfer Agreement, including foreign operations thereof, that occurred prior to the date hereof. Notwithstanding the foregoing, THI agrees to indemnify and hold harmless ONIX from any and all Losses incurred by ONIX relating to the following: (i) the ownership, operation, assets and business of the BJ Software division formerly owned and operated by Thermo Instrument Controls Inc., a Delaware corporation, whether such Losses arose before or after the date of this Agreement; (ii) the radioactive materials incident that occurred at the operations of Kay-Ray/Sensall Inc. in April 1994; and (iii) the Cannonbear arbitration except to the extent such Losses are directly attributable to (a) royalties due, if any, arising from sales by ONIX, after the date of this Agreement, of products incorporating technology which is the subject of the Cannonbear arbitration or (b) the breach by ONIX of any obligations arising after the date of this Agreement under contracts which are the subject of the Cannonbear arbitration.

              (b) Whenever any claim shall arise for indemnification hereunder, ONIX shall promptly notify THI of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to THI shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. ONIX shall not settle or compromise any claim by a third party for which ONIX is entitled to indemnification hereunder






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without the prior consent of THI, unless suit shall have been instituted against ONIX and THI shall not have taken control of such suit after notification thereof as provided in Paragraph 1(c) of this Agreement.

              (c) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, THI at its sole cost and expense may, upon notice to ONIX, assume the defense of any such claim or legal proceeding if it acknowledges to ONIX its obligations to indemnify ONIX with respect to all such elements of such claim. ONIX shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If THI does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date THI is notified of such claim pursuant to Paragraph 1(b) hereof, (i) ONIX may defend against such claim or litigation, after giving notice of the same to THI, on such terms as are appropriate in ONIX's reasonable judgment, and (ii) THI shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

         2.   MISCELLANEOUS.

              (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that THI and ONIX may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void.

              (b) This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by THI and ONIX.

              (c) Any notice or other communication shall be in writing and shall be personally delivered, or sent by overnight or second day courier or by first class mail, return receipt requested, to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other party as follows:

         If to THI:

                    Thermo Instrument Systems Inc.
                    1851 Central Drive, Suite 314
                    Bedford, TX 76021

         With a copy to:

                    Thermo Electron Corporation
                    81 Wyman Street
                    Waltham, Massachusetts  02254
                    Attention: General Counsel


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         If to ONIX:

                    ONIX Systems Inc.
                    22001 North Park Drive
                    Kingwood, TX 77339
                    Attn: President

         With a copy to:

                    Thermo Electron Corporation
                    81 Wyman Street
                    Waltham, Massachusetts  02254
                    Attention: General Counsel

provided that any notice of change of address, and any notice or other communication given otherwise than as specified above shall be effective only upon receipt; and further that any presumption of receipt by the addressee shall be inoperable during the period of any interruption in Postal Service.

              (d) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

              (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

              (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

              (g) This Agreement is the joint work product of the parties hereto, and, therefore, in the case of an ambiguity no inference shall be drawn to the detriment of either party.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


THERMO INSTRUMENT SYSTEMS INC.                  ONIX SYSTEMS INC.


By: /s/ Earl R. Lewis                           By: /s/ William J. Zolner
    --------------------------                      ---------------------
Title: President                                Title:  President